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                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Sensi, U.S.A., Inc.                                         (California)
Simple Shoes, Inc.                                          (California)
Deckers, Mexico, Inc.                                       (California)
Deckers Baja, S.A. de C.V.                                  (Mexico)
Holbrook Limited                                            (Hong Kong)
Heirlooms, Inc.                                             (California)
Deckers Outdoor Corporation International                   (Delaware)
Phillipsburg Limited                                        (Hong Kong)
Deckers Trading, Inc.                                       (U.S.V.I.)
Picante, S.A.                                               (Guatemala)
Ugg Holdings, Inc.                                          (California)
Original American UGHS Co.                                  (Oregon)
Deckers Japan, Inc.                                         (California)
Deckers Europe B.V.                                         (The Netherlands)

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